UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019 (March 12, 2019)

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Antero Midstream GP LP
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 12, 2019, Antero Midstream Corporation (the “Company”) filed a Current Report on Form 8-K to report certain matters related to the completion of the transactions contemplated by the previously announced Simplification Agreement, by and among Antero Midstream GP LP ("AMGP"), Antero Midstream Partners LP ("Antero Midstream Partners") and certain of their affiliates. Due to the large number of events reported under the specified items of Form 8-K, a Current Report on Form 8-K/A was filed to amend the initial Form 8-K filing to include additional matters relating to the Closing (as so amended, the “Prior Form 8-K”).  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Prior Form 8-K.

Since filing the Prior Form 8-K, the Company has concluded that the Merger should be accounted for as an acquisition by AMGP of Antero Midstream Partners under Accounting Standard Codification 805 — Business Combinations, and accounted for as a business combination. As a result, the Company is filing this Form 8-K/A to (i) amend and restate the description of the unaudited pro forma condensed combined financial statements of Antero Midstream Corporation included in Item 9.01 of the Prior Form 8-K and (ii) amend and restate the unaudited pro forma condensed combined financial statements of Antero Midstream Corporation included as Exhibit 99.4 to the Prior Form 8-K.  The Prior Form 8-K is otherwise unchanged.

Item 9.01 Financial Statements and Exhibits.

This Current Report on Form 8-K includes the unaudited pro forma condensed combined balance sheet of Antero Midstream Corporation as of December 31, 2018, and unaudited pro forma condensed combined statement of operations and comprehensive income of Antero Midstream Corporation for the year ended December 31, 2018. The unaudited pro forma condensed combined financial statements have been derived from (i) the audited consolidated financial statements of AMGP as of and for the year ended December 31, 2018 and (ii) the audited consolidated financial statements of Antero Midstream Partners LP as of and for the year ended December 31, 2018, which are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited pro forma condensed combined financial statements were prepared as if the Transactions had occurred on December 31, 2018 in the case of the unaudited pro forma condensed combined balance sheet and as of January 1, 2018 in the case of the unaudited pro forma condensed combined statement of operations and comprehensive income. Management derived the unaudited pro forma condensed combined financial statements by applying pro forma adjustments to the historical consolidated financial statements of AMGP.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions and are factually supportable, directly attributable and are expected to have a continuing impact on the Company’s profit and loss and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The notes to the unaudited pro forma condensed combined financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet of Antero Midstream Corporation as of December 31, 2018, and the unaudited pro forma condensed combined statement of operations and comprehensive income of Antero Midstream Corporation for the year ended December 31, 2018 are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
3.1*	Certificate of Designations of Antero Midstream Corporation, dated March 12, 2019.

3.2*	Certificate of Conversion of Antero Midstream Corporation, dated March 12, 2019.

3.3*	Certificate of Incorporation of Antero Midstream Corporation, dated March 12, 2019.

3.4*	Bylaws of Antero Midstream Corporation, dated March 12, 2019.

4.1*

Registration Rights Agreement, dated March 12, 2019, by and among Antero Midstream Corporation, Warburg Pincus Private Equity X O&G, L.P., Warburg Pincus X Partners, L.P., Warburg Pincus Private Equity VIII, LP, Warburg Pincus Netherlands Private Equity VIII C.V. I., WP-WPVIII Investors, L.P., Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Antero Resources Corporation, Arkrose Subsidiary Holdings LLC, Glen C. Warren, Jr., Canton Investment Holdings LLC, Paul M. Rady, Mockingbird Investments, LLC and the Employee Holders named in Schedule I thereto, acting severally.

10.1*	Form of Indemnification Agreement.

10.2*	Amendment No. 1 to the Voting Agreement by and between Antero Midstream GP LP and Antero Resources Corporation, dated as of March 11, 2019.

10.3*	Antero Midstream Corporation Long Term Incentive Plan, effective as of March 12, 2019.

99.1*	Joint Press Release, dated March 12, 2019.

99.2*	Supplemental Risk Factors.

99.3*	Audited consolidated financial statements of Antero Midstream Partners LP.

99.4**	Unaudited pro forma condensed combined financial statements of Antero Midstream Corporation.

* Previously filed with the Company’s Current Report on Form 8-K filed on March 12, 2019.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: May 1, 2019